Exhibit 1.01

Comstock Resources, Inc.

UNDERWRITING AGREEMENT

dated May 9, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BMO Capital Markets Corp.

Comerica Securities, Inc.

Mitsubishi UFJ Securities (USA), Inc.

Regions Securities LLC

TD Securities (USA) LLC

BBVA Securities Inc.

Natixis Securities North America Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Fifth Third Securities, Inc.

Global Hunter Securities, LLC

ABN AMRO Securities (USA) LLC

BOSC, Inc.

Capital One Securities, Inc.

CIBC Securities Inc.

U.S. Bancorp Investments, Inc.

IBERIA Capital Partners L.L.C.

Underwriting Agreement

May 9, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

        As Representative of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. Comstock Resources, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $100,000,000 principal amount of its 7 3/4% Senior Notes due 2019 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued under the Indenture dated as of October 9, 2009 (the “Base Indenture”), among the Company, the Notes Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture dated as of March 14, 2011 (the “Third Supplemental Indenture”), among the Company, the Notes Guarantors and the Trustee (the Base Indenture, as supplemented and amended by the Third Supplemental Indenture, being referred to as the “Indenture”). The Notes will be issued as additional debt securities under the Indenture pursuant to which the Company had previously issued $300,000,000 aggregate principal amount of its 7 3/4% Senior Notes due 2019 (the “Original Notes”). The Notes and the Original Notes will be treated as a single class of debt securities under the Indenture. To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

The Company hereby confirms its engagement of Global Hunter Securities, LLC as, and Global Hunter Securities, LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter”, within the meaning of Section (f)(12) of FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), with respect to the offering and sale of the Notes. Global Hunter Securities, LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The QIU agrees that it will not be paid any additional compensation by the Company in its capacity as such.

1. Representations and Warranties. The Company and each Notes Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-162328), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Notes Guarantors, are contemplated or threatened by the Commission.

Any preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date (as defined herein), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any preliminary prospectus, as of its date, at the date hereof and at the time of any filing pursuant to Rule 424(b), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the preliminary prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule D hereto. As of 3:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material by the Company. Neither the Company nor the Notes Guarantors have distributed or will distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule C hereto or the Registration Statement.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or are not applicable to the offering of the Notes.

(i) Incorporation and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease, as the case may be, its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j) Incorporation and Good Standing of the subsidiaries of the Company. Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to own or lease, as the case may be, its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, or indirectly through one of the other subsidiaries, by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges of such shares or ownership interest pursuant to the Company’s current bank credit facility described in the Disclosure Package and the Prospectus.

(k) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Notes Guarantors.

(l) Capitalization. All of the shares of common stock, par value $0.50 per share (“Common Stock”), of the Company that are outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(m) The Securities. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture. Each Guarantee has been duly authorized by such Notes Guarantor and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Notes Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(n) The Indenture. The Base Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company and each of the Notes Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “1939 Act”). The Third Supplemental Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company and each of the Notes Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principals of equity. The Third Supplemental Indenture has been duly qualified under the 1939 Act.

(o) Description of Documents. The Notes, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus, and the Notes and the Guarantees will be in substantially the respective forms previously delivered to the Underwriters.

(p) No Conflict. The execution and delivery by the Company and the Notes Guarantors, as the case may be, of, and the performance by the Company and the Notes Guarantors, as the case may be, of their obligations under, this Agreement, the Indenture, and the Notes and the Guarantees will not contravene any provision of applicable law or the certificate or articles of incorporation or by-laws or other organizational documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or any of the Notes Guarantors of its obligations under this Agreement, the Indenture, the Notes or the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(q) No Material Adverse Change. There has not occurred any material adverse change, or any development that can reasonably be expected to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) (any such change is called a “Material Adverse Change”). Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Disclosure Package and the Prospectus.

(r) No Material Actions or Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Notes Guarantors, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Disclosure Package and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Notes Guarantors to perform their obligations under this Agreement, the Indenture, the Notes or the Guarantees or to consummate the transactions contemplated by the Disclosure Package, the Prospectus and this Agreement.

(s) No Violation. Neither the Company nor any of its subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries or of any judgement, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound.

(t) Independent Accountants. The accountants, Ernst & Young L.L.P, who have certified or shall certify the financial statements included in the Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act.

(u) Independent Petroleum Consultants. Lee Keeling and Associates, Inc. are independent petroleum consultants with respect to the Company and its subsidiaries.

(v) Preparation of Financial Statements. The consolidated historical financial statements, together with related schedules and notes, included in the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. Such historical financial statements present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The other financial and statistical information and data included in the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial statements, if any, included or incorporated by reference in the Disclosure Package and the Prospectus have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the transactions described therein; and such pro forma financial statements comply as to form in all material respects with the Commission’s rules and guidance with respect to pro forma financial statements. The other pro forma financial and statistical information and data , if any, included or incorporated by reference in the Disclosure Package and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidance applicable thereto in all material respects

(w) Title to Properties. The Company and each of its subsidiaries has (1) generally satisfactory title to all its interests in its oil and gas properties, title investigations having been carried out by the Company and each of its subsidiaries in accordance with the general practice in the oil and gas industry, (2) good and marketable title in fee simple to all other real property owned by it and (3) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings of the Company and its subsidiaries.

(x) Environmental Laws. None of the Company or its subsidiaries has violated any environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Disclosure Package and the Prospectus, is violating any terms and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation or termination of any such permit, license or approval or result in any other impairment of their rights thereunder, which in each case would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidance applicable thereto in all material respects. Except as disclosed in the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(z) Disclosure Controls and Procedures. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15e of the Exchange Act.

(aa) Tax Law Compliance. The Company and each of its subsidiaries have filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(bb) Intellectual Property Rights. The Company and its subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(cc) Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package and the Prospectus.

(dd) Company Not an “Investment Company”. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Notes Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Notes Guarantors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Notes Guarantors, threatened.

(gg) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Notes Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of such sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities or business of any person, or in any country or territory, that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC.

(hh) Sarbanes-Oxley Compliance. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Purchase and Sale. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 104.000% of the principal amount thereof, plus accrued interest from April 1, 2014.

3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Suite 600, Dallas, Texas (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on May 14, 2014, or such other time and date not later than the third business day thereafter (the time and date of such closing are called the “Closing Date”).

(b) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Securities. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Covenants. The Company and the Notes Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv)

of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d)(iv) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(h) Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(i) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer to Sell Additional Securities. During the period of 60 days following the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(l) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as available, copies of any publicly available report or communication of the Company mailed generally to holders of its capital stock.

(r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(s) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

5. Payment of Expenses. The Company and the Notes Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Notes Guarantors’ counsel, independent public or certified public accountants, independent petroleum consultants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Notes Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Notes Guarantors in connection with approval of the Securities by the DTC for “book-entry” transfer, and the performance by the Company and the Notes Guarantors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xii) the fees and expenses of the QIU, if any, and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Notes Guarantor herein are, at and as of the date hereof and the Closing Date, true and correct, the condition that the Company and each Notes Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(b) Reserve Engineer’s Comfort Letter. On the date hereof, the Representatives shall have received from Lee Keeling & Associates, Inc., independent petroleum consultants with respect to the Company and its subsidiaries, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the reserve information included in or incorporated by reference in the Disclosure Package and other customary information.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(e) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Locke Lord LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(f) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (c) and (d)(iii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company and the Notes Guarantors have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Bring-down Accountants’ Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover the financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) Bring-down Reserve Engineer’s Comfort Letter. On the Closing Date, the Representatives shall have received from Lee Keeling & Associates, Inc., independent petroleum consultants with respect to the Company and its subsidiaries, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 6, except that it shall cover the reserve information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto.

(j) Order to the Trustee. The Company shall have executed and delivered a written order to the Trustee relating to the issuance of the Notes pursuant to Section 3.3 of the Third Supplemental Indenture.

(k) Form of Securities and Indenture. The Securities shall be executed by the Company, or the Notes Guarantors, as the case may be, in substantially the form previously delivered to you.

(l) Closing Documents. At the Closing Date, the Company and the Notes Guarantors shall have furnished counsel for the Company, the Notes Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or clause (i)(A) or (iii) of Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Notes Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Notes Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8. Indemnification.

(a) Indemnification of the Underwriters. The Company and each of the Notes Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents, affiliates and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch and counsel to the QIU and each other indemnified party referred to in paragraph (e) below) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Notes Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Notes Guarantor, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein; and to reimburse the Company, any Notes Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Notes Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Notes Guarantors expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) consists of the statements set forth in the fifth, ninth, tenth and eleventh paragraphs, each under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above or paragraph (e) below unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above or paragraph (e) below. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel and counsel for the QIU as set forth in paragraph (a) above), reasonably approved by the indemnifying party (or by Merrill Lynch in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company and the Notes Guarantors, jointly and severally, agree to indemnify and hold harmless the QIU, its directors, officers, employees, agents, members and affiliates and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

9. Contribution.

(a) If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Notes Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, (i) each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, (ii) each officer, director, employee, partner, member and agent of the QIU, the affiliates of the QIU who have, or who are alleged to have, participated in the distribution of the Notes as underwriters, and each person, if any, who controls the QIU within the Securities Act and the Exchange Act shall have the same rights to contribution as the QIU and (iii) each director of the Company and the Notes Guarantors, each officer of the Company and the Notes Guarantors who signed the Registration Statement and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.

10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i)(A) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or (B) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (iv)

there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or any Notes Guarantors to any Underwriter, except that if termination is pursuant to clause (i)(A) or (iii) of the preceding sentence the Company or any Notes Guarantor shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof, (b) any Underwriter to the Company or any Notes Guarantor, or (c) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

12. No Advisory or Fiduciary Responsibility.

(a) The Company and each Notes Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Notes Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and each Notes Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Notes Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Notes Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Notes Guarantor on other matters) and no Underwriter has any obligation to the Company or any Notes Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Notes Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Notes Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Notes Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Notes Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Notes Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (a) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or any person controlling the Underwriter or the QIU or (b) acceptance of the Securities and payment for them hereunder. The provisions of Sections 5, 7, 8, 9, 13 and 17 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (212) 901-7897

Attention: Legal Department

With a copy to (which copy shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue

Suite 600

Dallas, TX 75201

Facsimile: (214) 953-6503

Attention: Doug Rayburn

If to the Company:

Comstock Resources, Inc.

5300 Town and Country Blvd.

Suite 500

Frisco, TX 75034

Facsimile: (972) 668-8812

Attention: Roland O. Burns, President

With a copy to (which copy shall not constitute notice):

Locke Lord LLP

2200 Ross Avenue

Suite 2200

Dallas, TX 75201

Facsimile: (214) 756-8553

Attention: Jack Jacobsen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company and the Notes Guarantors, their directors, any person who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iii) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus and any Issuer Free Writing Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

NOTES GUARANTORS

COMSTOCK OIL & GAS, LP

By: Comstock Oil & Gas GP, LLC

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS GP, LLC

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS – LOUISIANA, LLC

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: Manager

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

(Signature Page)

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ LEX MAULTSBY
Name: Lex Maultsby
Title: Managing Director

(Signature Page)

SCHEDULE A

Underwriters	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$41,500,000
BMO Capital Markets Corp.	21,500,000
Comerica Securities, Inc.	3,000,000
Mitsubishi UFJ Securities (USA), Inc.	3,000,000
Regions Securities LLC	3,000,000
TD Securities (USA) LLC	3,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	2,250,000
Natixis Securities Americas LLC	2,250,000
Scotia Capital (USA) Inc.	2,250,000
SunTrust Robinson Humphrey, Inc.	2,250,000
BB&T Capital Markets, a division of Scott and Stringfellow	2,000,000
Fifth Third Securities, Inc.	2,000,000
Global Hunter Securities, LLC	2,000,000
ABN AMRO Securities (USA) LLC	1,700,000
BOSC, Inc.	1,700,000
Capital One Securities, Inc.	1,700,000
CIBC Securities Inc.	1,700,000
U.S. Bancorp Investments, Inc.	1,700,000
IBERIA Capital Partners L.L.C.	1,500,000

Total	$100,000,000

Sched. A-1

SCHEDULE B

Notes Guarantors

1.	Comstock Oil & Gas, LP, a Nevada limited partnership

2.	Comstock Oil & Gas GP, LLC, a Nevada limited liability company

3.	Comstock Oil & Gas-Louisiana, LLC, a Nevada limited liability company

4.	Comstock Oil & Gas Investments, LLC, a Nevada limited liability company

5.	Comstock Oil & Gas Holdings, Inc., a Nevada corporation

Sched. B-1

SCHEDULE C

Issuer Free Writing Prospectuses

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet

Sched. C-1

SCHEDULE D

Final Term Sheet

Issuer Free Writing Prospectus Filed by: Comstock Resources, Inc. Pursuant to Rule 433 under the Securities Act of 1933 Registration Statement No. 333-184848 May 9, 2014

Comstock Resources, Inc.

Pricing Term Sheet

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated May 9, 2014. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	Comstock Resources, Inc.
Guarantee:	Unconditionally guaranteed on a senior basis jointly and severally initially by each of our existing subsidiaries that guarantees indebtedness under our credit facility and by certain of our future restricted subsidiaries
Security:	7 3/4% Senior Notes due 2019
Size:	$100,000,000
Maturity:	April 1, 2019
Coupon:	7.750%
Offering Price:	105.750% of principal amount, plus accrued interest from April 1, 2014
Yield to worst:	5.325%
Interest Payment Dates:	April 1st and October 1st, with next payment on October 1, 2014
Gross Proceeds:	$105,750,000.00
Net Proceeds to the Issuer (before expenses):	$104,000,000.00
Redemption Provisions:
First call date:	April 1, 2015
Redemption prices:	Commencing April 1, 2015: 103.875%
Commencing April 1, 2016: 101.938%
Commencing April 1, 2017: 100.000%
Change of control:	Put at 101% of principal plus accrued interest
Trade date:	May 9, 2014
Settlement (T+ 3):	May 14, 2014
Denominations:	$2,000 and integral multiples of $1,000
CUSIP:	205768 AH7
ISIN:	US205768AH73
Form of Offering:	SEC Registered (Registration No. 333-184848)
Joint book-running managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.
Co-managers:	Comerica Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.

Sched. D-1

Regions Securities LLC
TD Securities (USA) LLC
BBVA Securities Inc.
Natixis Securities Americas LLC
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
Fifth Third Securities, Inc.
Global Hunter Securities LLC
ABN AMRO Securities (USA) LLC
BOSC, Inc.
Capital One Securities, Inc.
CIBC World Markets Corp.
U.S. Bancorp Investments, Inc.
IBERIA Capital Partners L.L.C.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (i) BofA Merrill Lynch, 222 Broadway, New York, NY 10038, attention: Prospectus Department, e-mail dg.prospectus_requests@baml.com or by calling 1-800-294-1322 or (ii) BMO Capital Markets at 3 Times Square, 28th Floor, New York, NY 10036, Attention: Maya Patel or by calling (212) 702-1882.

Sched. D-2

Exhibit A

Form of Opinion of Counsel for the Company

Opinion of counsel for the Company to be delivered pursuant to Section 6(e) of the Underwriting Agreement.

A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B. Each Notes Guarantor has been duly incorporated, is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interest of each of the Notes Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries of the Company, to the best knowledge of such counsel free and clear of all liens, encumbrances, equities or claims, except for pledges of such shares or ownership interest pursuant to the Company’s bank credit facility described in the Disclosure Package and the Prospectus.

C. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Notes Guarantors.

D. The authorized capital stock of the Company is as set forth under the caption “Capitalization” in the Disclosure Package and the Prospectus and all outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable.

E. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

Exhibit A-1

F. The Guarantees have been duly authorized by the Notes Guarantors and, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Notes Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

G. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Notes Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

H. The execution and delivery by the Company and the Notes Guarantors of, and the performance by the Company and the Notes Guarantors of their obligations under, the Underwriting Agreement, the Indenture, the Notes and the Guarantees will not contravene any provision of applicable law or the certificate of incorporation or by-laws, or other organizational documents, of the Company or the Notes Guarantors or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Notes Guarantors of their obligations under the Underwriting Agreement, the Indenture, the Notes, or the Guarantees except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

I. Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Disclosure Package or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

J. To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws, or other organizational documents.

K. To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries except for such violations which in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Exhibit A-2

L. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

M. The statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Business and Properties – Regulation” and in the Disclosure Package and the Prospectus under the captions “Description of Other Indebtedness,” “Description of the Notes” and “Risk Factors – Risks Related to Our Business – We are subject to extensive governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

N. The statements in the Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

O. The Registration Statement was automatically effective upon filing under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best knowledge of such counsel, (i) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (ii) no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

P. The Indenture has been duly qualified under the 1939 Act.

Q. The Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, (except for financial statements and schedules, pro forma and other financial and reserve data included therein and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

R. Each document incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules, pro forma and other financial and reserve data included therein as to which such counsel need not express any opinion), appear on their face to have complied as to form when filed with the Commission in all material respects with the Exchange Act and the Exchange Act Regulations.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such

Exhibit A-3

counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any documents that constitute part of the Disclosure Package including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and the notes thereto, the schedules and pro formas and other financial data derived therefrom, the reserve information, the Trustee’s Statement of Eligibility on Form T-1 and the engineering reports prepared by Lee Keeling & Associates included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

Exhibit A-4